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                                                                    Exhibit 4.17

                             BEAZER HOMES USA, INC.

                    $100,000,000 8 7/8% Senior Notes due 2008

                               PURCHASE AGREEMENT

                                                                  March 20, 1998

SBC WARBURG DILLON READ INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SALOMON SMITH BARNEY
as Initial Purchasers
c/o SBC Warburg Dillon Read Inc.
535 Madison Avenue
New York, New York  10022

Dear Sirs:

            Beazer Homes USA, Inc. (the "Company"), a Delaware corporation, proposes to issue and sell to SBC Warburg Dillon Read Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney (the "Initial Purchasers") $100,000,000 aggregate principal amount of its 8 7/8% Senior Notes due 2008 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), by and among the Company, the guarantors listed on the signature pages hereto (collectively, the "Guarantors") and First Trust National Association, as trustee (the "Trustee"). The Company's obligations under the Notes and the Exchange Notes (as defined below) will be unconditionally guaranteed on an unsecured basis by each of the Guarantors pursuant to each of their guarantees (the "Guarantees") and the Notes and the Guarantees will rank pari passu with the Company's $115,000,000 9% Senior Notes due 2004 (the "2004 Notes") and the guarantees of the 2004 Notes, respectively. All references herein to the Notes or the Exchange Notes include the related guarantees, unless the context otherwise requires. Capitalized terms used but not
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                                      -2-


otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined below).

            The Notes will be offered and sold to the Initial Purchasers (the "Offering") pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"). The Company has prepared a preliminary offering memorandum, dated March 10, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated and available for distribution on the date hereof (the "Offering Memorandum"), relating to the Company, the Guarantors and the Notes.

            The Initial Purchasers have advised the Company that the Initial Purchasers intend, as soon as they deem advisable after this Purchase Agreement has been executed and delivered, to resell (the "Exempt Resales") the Notes purchased by the Initial Purchasers under this Purchase Agreement (this "Agreement") in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), in compliance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the U.S. within the meaning of Regulation S under the Act ("Regulation S"); the persons specified in clauses (i)-(ii) are sometimes collectively referred to herein as the "Eligible Purchasers."

            Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, substantially in the form of Exhibit A to this Agreement, for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the

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Registration Rights Agreement). Pursuant to the Registration Rights Agreement,
the Company and the Guarantors will agree to (A) file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth in the Registration Rights Agreement, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 8 7/8% Senior Notes due 2008 to be offered in exchange (the "Exchange Notes") for the Notes (the "Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes, and (B) use their best efforts to cause such Registration Statements to be declared effective as soon as practicable. This Agreement, the Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

            Upon original issuance of the Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legend provided in the Offering Memorandum.

            The net proceeds from the Offering will be used by the Company to repay indebtedness outstanding under its Credit Facility (as defined in the Preliminary Offering Memorandum) and to pay any related fees and expenses in connection therewith.

            The Company, each of the Guarantors, and the Initial Purchasers agree as follows:

            1. SALE AND PURCHASE. Upon the basis of the representations, warranties and covenants contained in this Agreement, and subject to the other terms and conditions herein set forth, the Company agrees to issue and sell to the Initial

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Purchasers, and the Initial Purchasers agree to purchase from the Company, the aggregate principal amount of the Notes set forth opposite the name of such Initial Purchaser on Exhibit B hereto. The purchase price for the Notes shall be 96.933% of their principal amount. The Company shall cause each Guarantor to unconditionally guarantee on an unsecured basis by such Guarantor the Company's obligations under the Notes and the Exchange Notes.

            2. PAYMENT AND DELIVERY. Payment of the purchase price for the Notes shall be made to the Company by wire transfer of immediately available funds, to an account of the Company designated by the Company at least two business days prior to the payment date, against delivery of the certificates for the Notes for the account of the Initial Purchasers. Delivery of, and payment of the purchase price for, the Notes shall be made at 9:00 a.m., New York City time, on the third business day following the date of this Agreement (the "Closing Date") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005. The Closing Date, and the location of delivery of, and the form of payment for, the Notes may be varied by mutual agreement between the Initial Purchasers and the Company.

            One or more of the Notes in global form or certificated form, as the case may be, registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date, having an aggregate principal amount corresponding to the aggregate principal amount of the Notes sold pursuant to Exempt Resales to QIBs, in the case of the Notes in global form, and to other Eligible Purchasers, in the case of Notes in certificated form sold pursuant to Regulation S, shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds (including book transfer) reasonably acceptable

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to the Initial Purchasers and the Company to the order of the Company. The Notes in global form shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

            3. AGREEMENTS OF THE ISSUERS. The Company and the Guarantors covenant and agree with the Initial Purchasers as follows:

            (a) To furnish such information as may be required and otherwise to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in qualifying the Notes and Exchange Notes for offering and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchasers may request and to maintain such qualification in effect so long as required by such laws for the Exempt Resales, provided that neither the Company nor any Guarantor shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any jurisdiction in which it is not then so subject (except service of process with respect to the offering and sale of the Notes and Exchange Notes); and to promptly advise the Initial Purchasers of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Notes or Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for purposes

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      contemplated by the Act. The Company consents to the use of the
      Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales that are in compliance with Section 4(B) of this Agreement.

            (c) From and after the Closing Date, for so long as any of the Notes remain outstanding, to deliver without charge to the Initial Purchasers, promptly upon their becoming available, copies of (i) all reports and other communications (financial or otherwise) that the Company shall mail or otherwise make available to its securityholders, (ii) all reports or financial statements furnished to or filed by the Company and each of the Guarantors with the Commission or any national securities exchange and
      (iii) such other information as the Initial Purchasers may reasonably request regarding the Company or the Subsidiaries.

            (d) To advise the Initial Purchasers promptly of the happening of any event known to the Company prior to the Closing Date which, in the judgment of the Company, would require the making of any change in the Preliminary Offering Memorandum or the Offering Memorandum then being used, so that the Preliminary Offering Memorandum or the Offering Memorandum would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Initial Purchasers promptly such amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum as may be necessary to reflect any such change and to furnish the Initial Purchasers a copy of such proposed amendment or supplement. The Company shall promptly prepare, upon the

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      Initial Purchasers' reasonable request, any amendment or supplement to the
      Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

            (e) To furnish to the Initial Purchasers as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) of this Agreement.

            (f) To apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Offering Memorandum.

            (g) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes (other than any transfer taxes and other than fees and disbursements of counsel to the Initial Purchasers, except as may be required by clause (iv) below) incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and all amendments and supplements thereto, (ii) the preparation and delivery of the Operative Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Company and the Guarantors of the Notes and the Guarantees, respectively, to the Initial Purchasers, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the

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      cost of printing and mailing a preliminary and final Blue Sky memorandum and the fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes and Exchange Notes (including, without limitation, printing and engraving thereof), (vii) the application for eligibility of the Notes for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all application fees and expenses, (viii) the approval of the Notes and Exchange Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (ix) the rating of the Notes and Exchange Notes by rating agencies, (x) the fees and expenses of the Trustee and its counsel and (xi) the performance by the Company and the Guarantors of their other obligations under the Operative Documents, including, but not limited to, the fees, disbursements and expenses of the Company's counsel and accountants.

            (h) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale of the Notes to the Initial Purchasers or any Eligible Purchasers.

            (i) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make

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                                      -9-


      available the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner.

            (j) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representations letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

            (k) To use its best efforts to effect the eligibility of the Notes for trading in the PORTAL market and to obtain approval of the Notes by DTC for "book-entry" transfer.

            (l) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

            4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND GUARANTORS. (A) The Company and each of the Guarantors represents and warrants to the Initial Purchasers that:

            (1) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in connection with the Exempt Resales. Neither the Preliminary Offering Memorandum nor the Offering Memorandum, or any supplement or amendment thereto, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect

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                                      -10-


      to any statement made in reliance upon and in conformity with information concerning the Initial Purchasers and furnished in writing by the Initial Purchasers to the Company expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum. No order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued or threatened.

            (2) As of the date of this Agreement, the Company has an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled "Capitalization" and, as of the time of purchase, the Company shall have an authorized capitalization as set forth under the heading entitled "As Adjusted" in the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled "Capitalization"; all of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Company has been duly incorporated and is validly existing as a corporation in good standing under the law of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, to execute and deliver this Agreement and to issue, sell and deliver the Senior Notes as herein contemplated.

            (3) All of the issued and outstanding shares of the capital stock of each of the Company's corporate subsidiaries (the "Corporate Subsidiaries"), have been duly authorized and validly issued and are fully paid and nonassessable and the partnership interests which the Company owns in Beazer Homes Texas, L.P. (the "Partnership Subsidiary" and, together with the Corporate Subsidiaries,

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      the "Subsidiaries") have been duly authorized and validly issued and are fully paid and non-assessable, and both the capital stock of the Corporate Subsidiaries and the partnership interests in the Partnership Subsidiary are owned by the Company free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim; except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock or the partnership interests of the Company or the Subsidiaries; the Company does not own, directly or indirectly, shares of capital stock of any corporation other than the Corporate Subsidiaries, or partnership interests in any partnership other than the Partnership Subsidiary, except that the Company does own a 40% interest in the Joint Venture Entity (as defined in the Preliminary Offering Memorandum).

            (4) Each of the Corporate Subsidiaries has been duly incorporated, and the Partnership Subsidiary has been duly formed, and is validly existing as a corporation, in the case of the Corporate Subsidiaries, or as a limited partnership, in the case of the Partnership Subsidiary, in good standing under the laws of its respective jurisdiction of incorporation or formation with full corporate or partnership power, as the case may be, and authority to own its respective properties and conduct its respective business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to execute and deliver the Indenture and the Guarantees.

            (5) The Company and each of the Guarantors have all requisite corporate and partnership power, as the case may be, and authority to execute, deliver and perform all of their obligations under the Operative Documents and to consummate the transactions contemplated by the Operative

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                                      -12-


      Documents and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each of the Guarantors has all requisite corporate and partnership power, as the case may be, and authority to execute, deliver and perform all of its obligations under the Guarantees.

            (6) The Company and each of the Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which the nature of their respective businesses or their respective ownership or leasing of their respective properties requires such qualification, except where the failure, individually or in the aggregate, to be so licensed or qualified and in good standing would not have a material adverse effect on the properties, assets, prospects, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and the Company and each of the Subsidiaries are in compliance in all material respects with the laws, orders, rules and regulations issued or administered by such jurisdictions.

            (7) The Indenture has been duly authorized by each of the Company and each of the Guarantors and, when executed and delivered by each of them, will be a legal, valid and binding agreement of each enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity.

            (8) The Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors and, when executed and authenticated in accordance with the terms of the

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                                      -13-


      Indenture and delivered to and paid for by you, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity.

            (9) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Exchange Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

            (10) The Guarantees have been duly and validly authorized by the Guarantors and, when the Notes and Exchange Notes are executed and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their respective terms, except that enforceability of the Guarantees may be limited by

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                                      -14-


      bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (11) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will be a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that (a) enforceability of the Registration Rights Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

            (12) Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which any of them is bound, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or under any provision of any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries or any of their respective affiliates is a party or by which the Company or any of the Subsidiaries or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective affiliates.

            (13) This Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors, will be a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that (a) enforceability of the Registration Rights Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and

      (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (14) The Notes, the Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

            (15) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Notes, Exchange Notes and the Guarantees as contemplated hereby, except such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations).

            (16) Each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order judgment applicable to the Company or any of the Subsidiaries the effect of which could have a material adverse effect on the properties, assets, prospects, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

            (17) All legal or governmental proceedings, contracts or documents of a character required to be described in the Preliminary Offering Memorandum and the Offering Memorandum have been so described as required.

            (18) Other than as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no actions, suits or proceedings pending or, to the Company's best knowledge, threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the properties, assets, prospects, operations, business or conditions (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

            (19) The audited and unaudited financial statements and information incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified, subject, in the case of such unaudited financial statements, to normal year end adjustments; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise noted therein); and all adjustments to historical data made by the Company in preparing the pro forma data were reasonable.

            (20) Subsequent to the respective dates as of which information is given in the Preliminary Offering

      Memorandum and the Offering Memorandum, and except as may be otherwise stated in the Preliminary Offering Memorandum and the Offering Memorandum, there has not been (i) any material adverse change, financial or otherwise, in the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries, taken as a whole, (ii) any transaction, which is or could be material to the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, or
      (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries which is or could be material to the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole.

            (21) Neither the Company nor any of the Guarantors is, nor will any of them be, after giving effect to the issuance and sale of the Notes and the Guarantees and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby,
      (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses, or (iii) incurring debts beyond its ability to pay such debts as they mature.

            (22) The Company and the Subsidiaries have good title to all properties and assets owned by them and have good leasehold interest in each property and asset leased by them, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except as such do not materially affect the value of such property and as such do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

            (23) The business, operations and facilities of the Company and each of the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment, or reclamation (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except any violation thereof which would not, individually or in the aggregate, have a material adverse effect on the properties, assets, prospects, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any of the Subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

            (24) There is no claim pending or, to the best knowledge of the Company, threatened or contemplated under any federal, state, local or foreign law, rule or regulation governing pollution or protection of the environment (the "Environmental Laws") against the Company or any of the Subsidiaries which, if adversely determined, would have a material adverse effect on the properties, assets, prospects, operation, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; there are no past or present actions or conditions including, without limitation, the release of any hazardous substance or waste regulated under any Environmental Law that are likely to form the basis of any such claim against the Company or any of the Subsidiaries which, if adversely determined, would have a material adverse effect on the properties, assets, prospects, operation, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

            (25) The Company and each of the Subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of the Subsidiaries; all material tax liabilities of the Company and the Subsidiaries are adequately provided for on the books of the Company and the Subsidiaries.

            (26) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

            (27) The Company, either directly or through one or more Subsidiaries, has in effect, with financially sound insurers, insurance with respect to its business and properties and the business and properties of the Subsidiaries against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

            (28) None of the Company or its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations.

            (29) None of the Company, the Guarantors or their Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum (x) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes in a manner that would require registration of the Notes under the Act or (y) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of the Guarantors in a manner that would require registration of the Notes under the Act.

            (30) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, assuming in each case that (A) the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants contained in Section 4(B) of this Agreement. No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Company, any of the Guarantors or any of their representatives in connection with the offer and sale of any of the Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (31) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes, the Exchange Notes, and Guarantees to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA or
      Section 4975(c)(1)(A)-(D) of the Code. The representation made by the Company and each of the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Transfer Restrictions."

            (32) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

            (33) Neither the Company nor any of its Subsidiaries (nor any agent acting on behalf of the Company or any of the Subsidiaries) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or Exchange Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.

      Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
      Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (34) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            (35) None of the Company or the Guarantors is or, upon consummation of the transactions, will be (A) "insolvent" as that term is defined in
      Section 101(32) of the United States Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. ss. 101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (B) an entity with "unreasonably small capital" as that term is used in Section 548(a)(2)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (C) engaged or about to engage in a business or transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA or
      (D) unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA. The Company and each of the Guarantors now owns and upon consummation of the transactions will own assets having a value at both "fair valuation" and at "present fair saleable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA.

            (36) The statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate and represent the Company's and the Guarantors' good faith estimates that are made on the basis of data derived from such sources.

            The Company and each of the Guarantors acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 of this Agreement, the law firm acting as counsel to the Company and each of the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company and each Guarantor hereby consents to such reliance.

            (B) Each of the Initial Purchasers represents, warrants and covenants to the Company that they are QIBs with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the securities. The Initial Purchasers represent, warrant and agree with the Company that (i) they are not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any applicable jurisdiction, (ii) they have not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (iii) they have and will solicit offers for the Notes only from, and will offer the Notes only to, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, or
(y) persons other than U.S. persons outside the U.S. in reliance on Regulation
S.

            Each of the Initial Purchasers represents and warrants that the source of funds being used by them to acquire the Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

            The Initial Purchasers understand that the Company and, for purposes of the opinion to be delivered to them pursuant to Section 7(f) hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

            5. INDEMNIFICATION. (a) Each of the Company and the Guarantors, on a joint and several basis, agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the agents, employees, officers and directors of an Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; provided, further, that such indemnity with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers (or any persons controlling the Initial Purchasers) from whom the person asserting such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Offering Memorandum (or the Offering Memorandum as amended or supplemented) at or prior to the confirmation of the sale of such Notes to such person (and the Offering Memorandum or any such amended or supplemented Offering Memorandum, as applicable, shall have been delivered by the Company to the Initial Purchasers a reasonable amount of time prior to the mailing or delivery, as applicable, of such confirmation) and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such Preliminary Offering Memorandum was corrected in the Offering Memorandum (or the Offering Memorandum as amended or supplemented). This indemnity agreement will be in addition to any liability that each of the Company and the Guarantors may otherwise have, including, but not limited to, liability under this Agreement.

            If any action is brought against the Initial Purchasers or any such person in respect of which indemnity may be sought against the Company and the Guarantors pursuant to the foregoing paragraph, the Initial Purchasers or such person shall promptly notify the indemnifying party in writing of the institution of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which they may have to the Initial Purchasers or any such person or otherwise. The Initial Purchasers or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Initial Purchasers unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties (but the indemnifying parties may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnifying parties)), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). The indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless the Initial Purchasers and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (b) The Initial Purchasers agree to indemnify and hold harmless the Company and the Guarantors, each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of such controlling person from and against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or either of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers in writing expressly for use therein. The Company and the Initial Purchasers acknowledge that the information set forth in Section 8 is the only information furnished in writing by the Initial Purchasers to the Company expressly for use in the Offering Memorandum. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have, including, but not limited to, liability under this Agreement.

            If any action is brought against the Company or the Guarantors or any such person in respect of which indemnity may be sought against the Initial Purchasers pursuant to the foregoing paragraph, the Company, the Guarantors or such person shall promptly notify the Initial Purchasers in writing of the institution of such action and the Initial Purchasers shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Initial Purchasers shall not relieve the Initial Purchasers from any liability which they may have to the Company, the Guarantors or any such person or otherwise. The Company, the Guarantors or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Initial Purchasers in connection with the defense of such action or the Initial Purchasers shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Initial Purchasers (in which case the Initial Purchasers shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, but the Initial Purchasers may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchasers), in any of which events such fees and expenses shall be borne by the Initial Purchasers and paid as incurred (it being understood, however, that the Initial Purchasers shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Initial Purchasers shall not be liable for any settlement of any such claim or action effected without the written consent of the Initial Purchasers but if settled with the written consent of the Initial Purchasers, the Initial Purchasers agree to indemnify and hold harmless the Company, the Guarantors and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            6. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 5 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 5 of this Agreement, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action or any claims asserted) to which the Company and/or the Guarantors and the Initial Purchasers may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the Offering or, (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of discounts and commissions but before deducting expenses) received by the Company and the Guarantors and (y) the total discounts and commissions received by the Initial Purchasers as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company (and the Guarantors) or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

            The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 6, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 6, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Guarantors, respectively, where applicable, subject in each case to clauses (i) and (ii) of this paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 6 or otherwise; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
Section 5 for purposes of indemnification. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

            7. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

            (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Company and the Guarantors shall have performed or complied with all of the agreements contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

            (b) No stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Notes or the Exchange Offer; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Guarantors, threatened against the Company and/or the Guarantors before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would result in a material adverse effect.

            (d) Since the date as of which information is given in the Offering Memorandum, except as expressly set forth therein, neither the Company nor any of its Subsidiaries had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of December 31, 1997 or in the notes thereto. Since the date as of which information is given in the Offering Memorandum and up to the Closing Date, except as otherwise expressly set forth in the Offering Memorandum, (a) none of the Company or its

      Subsidiaries has (1) incurred any liabilities or obligations, direct or contingent, that would, either individually or in the aggregate, result in a material adverse effect or (2) entered into any material transaction not in the ordinary course of business, and (b) there has not been any event or development in respect of the business, development or financial condition of the Company or any of its Subsidiaries that would, either individually or in the aggregate, result in a material adverse effect.

            (e) The Company will, at the time of purchase, deliver to the Initial Purchasers a certificate of the chief executive officer and chief financial officer to the effect that the representations and warranties of the Company as set forth in this Agreement and the conditions set forth in paragraphs (a), (b), (c) and (d) of this Section 7 have been met and that they are true and correct as of the Closing Date.

            (f) The Company shall have furnished to the Initial Purchasers at the time of purchase, an opinion of Paul, Hastings, Janofsky & Walker, LLP, counsel for the Company, addressed to the Initial Purchasers, and dated the time of purchase and in form reasonably satisfactory to Cahill Gordon & Reindel, counsel for the Initial Purchasers, substantially stating that:

                  (i) the Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, to execute and deliver this Agreement and to issue, sell and deliver the Notes as herein contemplated;

                  (ii) all of the issued and outstanding shares of capital stock of each of the Corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and the partnership interests which the Company owns in the Partnership Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and both the capital stock of the Corporate Subsidiaries and the partnership interests in the Partnership Subsidiary are owned by the Company or one or more of the Subsidiaries and, to the best knowledge of such counsel, free and clear of any pledge, lien, encumbrance, security interest, preemptive rights or other claim; except as described in the Preliminary Offering Memorandum and the Offering Memorandum and, to the best knowledge of such counsel, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock or the partnership interests of the Company or the Subsidiaries;

                  (iii) each of the Corporate Subsidiaries has been duly
            incorporated and the Partnership Subsidiary has been duly formed, and is validly existing as a corporation, in the case of the Corporate Subsidiaries, or as a limited partnership, in the case of the Partnership Subsidiary, in good standing under the laws of its respective jurisdiction of incorporation or formation, as the case may be, with full corporate or partnership power, as the case may be, and authority to own its respective properties and conduct its respective business as described in the Preliminary Offering Memorandum and the

            Offering Memorandum and to execute and deliver the Indenture and the Guarantees;

                  (iv) the Company and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which the nature of its business or its ownership or its leasing of property requires such qualification, except where the failure, individually or in the aggregate, to be so qualified could have a material adverse effect on the properties, assets, prospects, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries;

                  (v) this Agreement has been duly authorized, executed and
            delivered by the Company and the Guarantors and constitutes a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and fraudulent transfer, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

                  (vi) the Indenture has been duly authorized, executed and
            delivered by each of the Company and each of the Guarantors, and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of each of the Company and each of the Guarantors enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

                  (vii) the Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers, will be legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

                  (viii) the Exchange Notes have been duly authorized by the
            Company and the Guarantees have been duly authorized by each of the Guarantors and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers, will be legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

                  (ix) the Registration Rights Agreement has been duly
            authorized, executed and delivered by the

            Company and the Guarantors and constitutes a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and fraudulent transfer, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

                  (x) (a) the Company has an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled "Capitalization"; and (b) the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid, nonassessable and free of statutory and contractual preemptive rights;

                  (xi) the Notes, the Exchange Notes, the Guarantees, the
            Indenture and the Registration Rights Agreement conform in all material respects as to legal matters to the descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum;

                  (xii) no consent, approval, authorization or order of any
            governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the transactions contemplated herein, except as such as may be required under states securities or "Blue Sky" laws, or the laws of any foreign jurisdiction, as to which such counsel need not express an opinion;

                  (xiii) no registration under the Act is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement), and the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), and the Indenture is not required to be qualified under the Trust Indenture Act;

                  (xiv) the execution, delivery and performance of this
            Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or under any provisions of any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any law, regulation or rule or any decree, judgment or order known to such counsel applicable to the Company or any of the Subsidiaries;

                  (xv) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be summarized or described in the Offering Memorandum which have not been so summarized or described;

                  (xvi) to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Offering Memorandum but are not so described;

                  (xvii) the Indenture is in sufficient form for due
            qualification under the Trust Indenture Act.

            Such counsel shall also state that, in connection with the preparation of the Preliminary Offering Memorandum and the Offering Memorandum, such counsel has participated in various discussions and meetings with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the Company's independent public accountants, and has examined copies of documents furnished to such counsel by the Company as such counsel deems relevant. Such counsel shall also state that nothing has come to the attention of such counsel that led them to believe that the Preliminary Offering Memorandum and the Offering Memorandum or any supplement thereto at the date of such Preliminary Offering Memorandum and the Offering Memorandum or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express an opinion with respect to the financial statements, the notes thereto and the related schedules and other information of an accounting, financial or statistical nature included in the Preliminary Offering Memorandum and the Offering Memorandum).

            In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of the laws of any jurisdiction other than the States of Delaware or New York or the United States, to the extent satisfactory in form and scope to Cahill Gordon & Reindel, counsel to the Initial Purchasers.

            (g) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Cahill Gordon & Reindel, counsel to the Initial Purchasers, covering substantially such matters as are customarily covered in such opinions.

            (h) The Initial Purchasers shall have received a "comfort letter" from Deloitte & Touche LLP, independent public accountants for the Company and the Guarantors, dated as of the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, as of the Closing Date, the Initial Purchasers shall have received a "bring-down comfort letter" from Deloitte & Touche, LLP in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers covering the same items and matters as covered in the "comfort letter" but as of a date that is not more than three days prior to the date thereof and any changes and additions to the Preliminary

      Offering Memorandum that were made producing the Offering Memorandum.

            (i) The Initial Purchasers shall have received a "comfort letter" from Ernst & Young LLP, independent public accountants for the Company and the Guarantors, dated as of the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (j) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

            (k) The Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

            (l) The Notes shall have been approved as eligible for trading in the PORTAL market.

            (m) Between the time of execution of this Agreement and the time of purchase of the Notes, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in, or maintenance of, the rating accorded any securities of or guaranteed by the Company or any subsidiary of the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) promulgated under the Act.

            (n) The Initial Purchasers shall have been furnished with certified copies of such documents as they may reasonably request and all closing documents from the closings of the transactions contemplated hereby.

            (o) Cahill Gordon & Reindel, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

            If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except that the Company shall reimburse the Initial Purchasers for all of the reasonable out-of-pocket expenses, including the reasonable expense of Initial Purchasers' counsel, incurred by the Initial Purchasers in connection with this Agreement. Notwithstanding any such termination, the provisions of Sections 3(g), 5, 6, 9, 10(d) and 13 shall remain in effect.

            The Company's obligation under this Agreement to sell the Notes to the Initial Purchasers on the Closing Date is subject to the Initial Purchasers purchasing and paying for all of the Notes.

            8. INITIAL PURCHASERS' INFORMATION. The Company and the Initial Purchasers severally acknowledge that the statements set forth in (i) the last paragraph on the front cover page concerning the forms of the offering by the Initial Purchasers; (ii) the first paragraph on page 3 concerning stabilization activities by the Initial Purchasers; and (iii) the statements concerning the Initial Purchasers contained in the fifth paragraph and the fifth sentence of the third paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

            9. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 3(g) and 10(d), the indemnity agreements contained in Section 5 and the contribution agreements contained in Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company, any of the Guarantors or any controlling person of any thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in
Section 4 and the agreements contained in Sections 3(g), 5, 6, 10(d) and 13 shall survive the termination of this Agreement, including pursuant to Sections 7 and 10.

            10. EFFECTIVE DATE OF AGREEMENT; TERMINATION. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 5 and 6) on the Initial Purchasers if, on or prior to such date, (i) the Company or any of the Guarantors shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement, (ii) any other condition of the obligations of the Initial Purchasers under this Agreement as provided in Section 7 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by U.S. federal or New York authorities, or if a moratorium in foreign exchange trading by major international banks or persons shall have been declared, (v) there is an outbreak or escalation of hostilities or other national or international calamity on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum or
(vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

            (c) Any notice of termination pursuant to this Section 10 shall be given at the address specified in Section 11 below by telephone or telephonic facsimile, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any clause of
Section 10(b), or if the sale of the Notes provided for in this Agreement is not consummated because any condition to the obligations of the Initial Purchasers set forth in this Agreement is not satisfied or because of any refusal, inability or failure on the part of either of the Company or any Guarantor to perform any agreement in this Agreement or comply with any provision of this Agreement, the Company and the Guarantors will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all of its reasonable out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

            11. NOTICE. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or telecopied and confirmed in writing to SBC Warburg Dillon Read Inc., 535 Madison Avenue, New York, New York 10022 (telephone: (212) 906-7000),
Attention: Corporate Finance Department, telecopy number: (212) 593-0164; and if sent to the Company or the Guarantors, shall be mailed, delivered or telecopied and confirmed in writing to Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite C-550, Atlanta, Georgia 30342, telephone: (404) 250-3420, telecopy number : (404) 250-3428, Attention: President, and Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, telephone:
(212) 318-6000, telecopy number: (212) 319-4090, Attention:
William F. Schwitter.

            All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged if telecopied; and (iv) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            12. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the Guarantors and the controlling persons and agents referred to in Sections 5 and 6, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

            13. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law) and each of the parties hereto consent to the jurisdiction of the courts of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the the U.S. Federal Courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Indenture. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Initial Purchasers to bring proceedings against the Company and/or the Guarantors in the courts of any other jurisdiction.

            14. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

            15. SUBMISSION TO JURISDICTION. The Company and the Guarantors irrevocably submit to the nonexclusive jurisdiction of any Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this agreement. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection they may now or thereafter have to the laying of venue of any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company and the Guarantors agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and the Guarantors and may be enforced in any other courts to the jurisdiction of which the Company and the Guarantors are or may be subject, by suit upon such judgment.

            16. COUNTERPARTS. This Agreement may be executed in various counterparts and by the parties to this Agreement in separate counterparty, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            17. MISCELLANEOUS. SBC Warburg Dillon Read Inc., an indirect, wholly owned subsidiary of Swiss Bank Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Swiss Bank Corporation. Because SBC Warburg Dillon Read Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales purchases of securities. Securities sold, offered or recommended by SBC Warburg Dillon Read Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

            A lending affiliate of SBC Warburg Dillon Read Inc. may have lending relationships with issuers of securities underwritten or privately placed by SBC Warburg Dillon Read Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by SBC Warburg Dillon Read Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of SBC Warburg Dillon Read Inc.

            Without the Company's prior written approval, the U.S. branches and agencies of Swiss Bank Corporation will not share with SBC Warburg Dillon Read Inc. any non-public information concerning the Company or any of the Guarantors, and SBC Warburg Dillon Read Inc. will not share any non-public information received from the Initial Purchasers with any of such U.S. branches and agencies of Swiss Bank Corporation.

            If the foregoing correctly sets forth the understanding among the Company, the Guarantors and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.


                                    BEAZER HOMES USA, INC.


                                    By:*
                                       ---------------------------------
                                      Name:
                                      Title:


                                    GUARANTORS:


                                    BEAZER HOMES CORP.


                                    By:*
                                       ---------------------------------


                                    BEAZER/SQUIRES REALTY, INC.


                                    By:*
                                       ---------------------------------


                                    BEAZER HOMES SALES ARIZONA INC.


                                    By:*
                                       ---------------------------------


                                    BEAZER REALTY CORP.


                                    By:*
                                       ---------------------------------

                                    PANITZ HOMES REALTY, INC.


                                    By:*
                                       ---------------------------------

                                    BEAZER MORTGAGE CORPORATION


                                    By:*
                                       ---------------------------------


                                    BEAZER HOMES HOLDINGS CORP.


                                    By:*
                                       ---------------------------------


                                    BEAZER HOMES TEXAS HOLDINGS, INC.


                                    By:*
                                       ---------------------------------


                                    BEAZER HOMES TEXAS, L.P.


                                    By:*
                                       ---------------------------------


* Executed by David S. Weiss as an authorized officer of each of the Company and the Guarantors.

Confirmed and accepted as
  of the date first above
  written:

SBC WARBURG DILLON READ INC.


By: /s/ Allan P. Merrill
   ---------------------------------
   Name: Allan P. Merrill
   Title: Executive Director


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: /s/ Eric A. Anderson
   ---------------------------------
   Name: Eric A. Anderson
   Title: Managing Director


SALOMON SMITH BARNEY


By: /s/ Beth May
   ---------------------------------
   Name: Beth May
   Title: Vice President

                                    Exhibit A

                      Form of Registration Rights Agreement

                                                                       Exhibit B

                                               Principal Amount
Initial Purchasers                             of Notes
------------------                             ----------------

SBC Warburg Dillon Read Inc............          $50.000,000

Donaldson Lufkin & Jenrette
  Securities Corporation...............           30,000,000

Salomon Smith Barney...................           20,000,000

                                                ------------
                                                $100,000,000
                                                ------------